UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        Date of Report: November 2, 2002

                         The South Financial Group, Inc.
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             (Exact name of registrant as specified in its charter)

          South Carolina            0-15083           57-0824914
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      (State of other juris-     (Commission         (IRS Employer
    diction of incorporation)    File Number)     Identification Number)

             102 South Main Street, Greenville, South Carolina 29601
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (864) 255-7900


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective October 31, 2002, The South Financial Group, Inc. ("TSFG") through Carolina First Bank ("CFB"), TSFG's wholly-owned banking subsidiary, completed its acquisition of substantially all of the assets and deposits of Rock Hill Bank & Trust ("RHBT"), which is the wholly-owned banking subsidiary of RHBT Financial Corporation. Pursuant to the Asset Sale Agreement dated September 3, 2002 among TSFG, CFB and RHBT (the "Asset Sale Agreement") RHBT received 430,017 shares of TSFG common stock, plus agreed to pay a cash earnout equal to 30% of the net improvement from August 31, 2002 through December 31, 2005 in the aggregate charge-offs and reserves in a specific pool of designated loans and 50% of net amounts recovered under RHBT Financial's blanket bond insurance policy with respect to such loans. In return, TSFG obtained RHBT's three branches in York County, including two in Rock Hill and one in Fort Mill, South Carolina. TSFG merged RHBT's branches into CFB and added approximately $185 million in deposits.

         On November 1, 2002, TSFG issued a press release announcing the consummation of the transaction contemplated by the Asset Sale Agreement.

         The Asset Sale Agreement and the press release are filed herewith as Exhibits 2 and 99, respectively, and are incorporated herein by reference in their entirety. The foregoing description of the Asset Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.


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ITEM 7.  EXHIBITS.

         (a) Exhibits.

         2.1 Asset Sale Agreement dated September 3, 2002 among The South Financial Group, Inc., Carolina First Bank and Rock Hill Bank & Trust. Incorporated by reference to Appendix A of TSFG's Registration Statement on Form S-4, Commission File No. 333-100100, filed on September 26, 2002.

         99.1     Press Release of TSFG issued November 1, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE SOUTH FINANCIAL GROUP, INC.

November 2, 2002           By:      /s/ William S. Hummers III
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                                    William S. Hummers III
                                    Executive Vice President